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                                                                      Exhibit 11

EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share.

                                                                                   FOR THE THREE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                               ----------------------------------
(In thousands, except share data )                                                  2003               2002
                                                                               ----------------   ---------------
BASIC EARNINGS PER SHARE
Income (loss) from continuing operations                                       $         18,202   $        13,674
Basic weighted average number of common shares outstanding                           58,646,254        58,065,396
                                                                               ----------------   ---------------
Basic earnings per share from continuing operations                            $           0.31   $          0.24
                                                                               ----------------   ---------------
Discontinued operations                                                        $            306   $           860
Basic weighted average number of common shares outstanding                           58,646,254        58,065,396
                                                                               ----------------   ---------------
Basic earnings per share from continuing operations                            $           0.01   $          0.01
                                                                               ----------------   ---------------
Extraordinary item                                                             $              -   $           (61)
Basic weighted average number of common shares outstanding                           58,646,254        58,065,396
                                                                               ----------------   ---------------
Basic earnings per share from continuing operations                            $              -   $         (0.00)
                                                                               ----------------   ---------------
Net income                                                                     $         18,508   $        14,473
Basic weighted average number of common shares outstanding                           58,646,254        58,065,396
                                                                               ----------------   ---------------
BASIC EARNINGS PER SHARE                                                       $           0.32   $          0.25
                                                                               ================   ===============
DILUTED EARNINGS PER SHARE
Income from continuing operations                                              $         18,202   $        13,674
Subsidiary stock options                                                                   (392)                -
Interest expense on convertible debentures                                                    -               440
                                                                               ----------------   ---------------
Income available after assumed conversion                                      $         17,810   $        14,114
                                                                               ----------------   ---------------
Basic weighted average shares outstanding                                            58,646,254        58,065,396
Common stock equivalents resulting from convertible debentures                                -         4,092,622
Common stock equivalents resulting from restricted stock and options                  2,697,692         2,162,430
                                                                               ----------------   ---------------
Diluted weighted average shares outstanding                                          61,343,946        64,320,448
                                                                               ----------------   ---------------
Diluted earnings per share from continuing operations                          $           0.29   $          0.22
                                                                               ----------------   ---------------
Discontinued operations                                                        $            306   $           860
Diluted weighted average shares outstanding                                          61,343,946        64,320,448
                                                                               ----------------   ---------------
Diluted earnings per share from discontinued operations                        $           0.01   $          0.01
                                                                               ----------------   ---------------
Extraordinary item                                                             $              -   $           (61)
Diluted weighted average shares outstanding                                          61,343,946        64,320,448
                                                                               ----------------   ---------------
Diluted earnings per share from extraordinary item                             $              -             (0.00)
                                                                               ----------------   ---------------
Income available after assumed conversion                                      $         18,116   $        14,913
Diluted weighted average shares outstanding                                          61,343,946        64,320,448
                                                                               ----------------   ---------------
DILUTED EARNINGS PER SHARE                                                     $           0.30   $          0.23
                                                                               ================   ===============

                                                                      Exhibit 11

EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share.

                                                                                   FOR THE NINE MONTHS ENDED
                                                                                          SEPTEMBER 30,
                                                                               ----------------------------------
(In thousands, except share data )                                                  2003               2002
                                                                               ----------------   ---------------
BASIC EARNINGS PER SHARE
Income from continuing operations                                              $         48,932   $        22,078
Basic weighted average number of common shares outstanding                           58,381,370        57,967,925
                                                                               ----------------   ---------------
Basic earnings per share from continuing operations                            $           0.84   $          0.38
                                                                               ----------------   ---------------
Discontinued operations                                                        $          1,143   $         1,549
Basic weighted average number of common shares outstanding                           58,381,370        57,967,925
                                                                               ----------------   ---------------
Basic earnings per share from continuing operations                            $           0.02   $          0.03
                                                                               ----------------   ---------------
Extraordinary item                                                             $              -   $        23,749
Basic weighted average number of common shares outstanding                           58,381,370        57,967,925
                                                                               ----------------   ---------------
Basic earnings per share from extraordinary item                               $              -   $          0.41
                                                                               ----------------   ---------------
Cumulative effect of a change in accounting principle                          $              -   $       (15,107)
Basic weighted average number of common shares outstanding                           58,381,370        57,967,925
                                                                               ----------------   ---------------
Basic loss per share from cumulative effect of a change
  in accounting principle                                                      $              -   $         (0.26)
                                                                               ----------------   ---------------
Net income                                                                     $         50,075   $        32,269
Basic weighted average number of common shares outstanding                           58,381,370        57,967,925
                                                                               ----------------   ---------------
BASIC EARNINGS PER SHARE                                                       $           0.86   $          0.56
                                                                               ================   ===============
DILUTED EARNINGS PER SHARE

Income from continuing operations                                              $         48,932   $        22,078
Subsidiary stock options                                                                   (908)                -
Interest expense on convertible debentures                                                  569             1,320
                                                                               ----------------   ---------------
Income available after assumed conversion                                      $         48,593   $        23,398
                                                                               ----------------   ---------------
Basic weighted average shares outstanding                                            58,381,370        57,967,925
Common stock equivalents resulting from convertible debentures                        1,753,706         4,092,826
Common stock equivalents resulting from restricted stock and options                  2,340,783         2,389,443
                                                                               ----------------   ---------------
Diluted weighted average shares outstanding                                          62,475,859        64,450,194
                                                                               ----------------   ---------------
Diluted earnings per share from continuing operations                          $           0.78   $          0.36
                                                                               ----------------   ---------------
Discontinued operations                                                        $          1,143   $         1,549
Basic weighted average number of common shares outstanding                           62,475,859        64,450,194
                                                                               ----------------   ---------------
Basic earnings per share from continuing operations                            $           0.02   $          0.02
                                                                               ----------------   ---------------
Extraordinary item                                                             $              -   $        23,749
Diluted weighted average shares outstanding                                          62,475,859        64,450,194
                                                                               ----------------   ---------------
Diluted earnings per share from extraordinary item                             $           0.00   $          0.37
                                                                               ----------------   ---------------
Cumulative effect of a change in accounting principle                          $              -   $       (15,107)
Diluted weighted average shares outstanding                                          62,475,859        64,450,194
                                                                               ----------------   ---------------
Diluted earnings (loss) per share from cumulative effect of a change
  in accounting principle                                                      $           0.00   $         (0.23)
                                                                               ----------------   ---------------
Income available after assumed conversion                                      $         49,736   $        33,589
Diluted weighted average shares outstanding                                          62,475,859        64,450,194
                                                                               ----------------   ---------------
DILUTED EARNINGS PER SHARE                                                     $           0.80   $          0.52
                                                                               ================   ===============